Exhibit 99.1
                                                                    ------------


[CK WITCO CORPORATION LOGO]

For additional information, contact:

Investors:            Robert Harwood                     (203) 353-5437/573-3441
                      Rob Bennett                        (203) 552-2282

Media:                Patricia McLean                    (203) 552-2273


                            MERGER CREATES CK WITCO,
                 $3.3 BILLION GLOBAL SPECIALTY CHEMICAL COMPANY

               New corporate officers and board of directors named

STAMFORD, CT, September 1, 1999 -- Shareholders of Crompton & Knowles Corporation and Witco Corporation today approved proposals creating CK Witco Corporation, and the merger subsequently was completed. The new company will begin trading on the New York Stock Exchange tomorrow, September 2 under the ticker symbol CNW.

         "The real winners today are the customers and shareholders of CK Witco. Our commitment to customer service, product innovation and value creation will drive our new company," said Vincent A. Calarco, president and chief executive officer. "We will leverage our leading market positions, global infrastructure, and business synergies for increased efficiency and cost savings. We expect net merger savings ramping up to approximately $60 million per year by the second full year of the combined operations."

         Each common share of Crompton & Knowles is automatically converted into one common share of CK Witco, and each common share of Witco will be exchanged for 0.9242 share of common stock of CK Witco. There are 119 million common shares of CK Witco outstanding. The transaction is tax-free to shareholders of both companies.

         CK Witco will be organized into six operating units and three regions, headed by the following individuals:

          Robert W. Ackley, executive vice president, Polymer
          Processing Equipment.
          James J. Conway, executive vice president, Performance Chemicals and Elastomers.
          Joseph B. Eisenberg, executive vice president, Polymer Additives (includes Refined Products).
          Mary Gum, executive vice president, OSi (includes Industrial Specialties).
          Alfred F. Ingulli, executive vice president, Crop Protection. William A. Stephenson, executive vice president, Urethanes and Petroleum Additives.
          Gerald H. Fickenscher, regional vice president, Europe, Africa & the Middle East.
          Edward L. Hagen, regional vice president, Asia-Pacific.
          Michel J. Duchesne, regional vice president, Latin America (includes Mexico).

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         The company  named five senior vice  presidents  to head its  corporate staff functions.

      Peter Barna, senior vice president and chief financial officer.
      John T. Ferguson II, senior vice president, general counsel and secretary. Marvin H. Happel, senior vice president, organization and administration. Charles J. Marsden, senior vice president, strategy and development. Walter K. Ruck, senior vice president, operations.

         CK Witco also named 14 members of its board of directors. Mr. Calarco and E. Gary Cook, chairman of the new company and former chairman of Witco, are joined by six individuals from each of the Crompton & Knowles and Witco boards. The board includes James A. Bitonti, Don L. Blankenship, Simeon Brinberg, Robert
A. Fox, Richard M. Hayden, Roger L. Headrick, Leo I. Higdon, Jr., Harry G. Hohn, Nicholas Pappas, C.A. (Lance) Piccolo, Bruce F. (Toby) Wesson, and Dr. Patricia
K. Woolf.

         CK Witco Corporation is one of the world's largest specialty chemical companies with annual sales of about $3.3 billion. It provides high-value products to a wide range of customers. The company will have approximately 10,000 employees and 63 manufacturing facilities in 19 countries.




Certain statements made in this press release are forward-looking statements that involve risks and uncertainties. These statements are based on currently available information, and the company's actual results may differ significantly from the results discussed. Investors are cautioned that there can be no assurance that the actual results will not differ materially from those suggested in such forward-looking statements.